EXHIBIT 10(i)

AMENDMENT NO. 2 TO RIGHTS AGREEMENT

THIS AMENDMENT TO RIGHTS AGREEMENT (this “Amendment”), effective as of December 21, 2005, is between Lucent Technologies Inc., a Delaware corporation (the “Company”), and The Bank of New York (as successor to First Chicago Trust Company of New York), as rights agent (the “Rights Agent”).

WHEREAS, the Company and the Rights Agent are parties to a Rights Agreement, dated as of April 4, 1996, as amended by an Amendment to Rights Agreement, dated February 18, 1998 (collectively, the “Rights Agreement”); and

WHEREAS, pursuant to Section 27 of the Rights Agreement, the Company and the Rights Agent desire to amend the Rights Agreement as set forth below;

NOW, THEREFORE, the Rights Agreement is hereby amended as follows:

1.	Amendment of Section 7.

Paragraph (a), clause (i) of Section 7 of the Rights Agreement is amended to read as follows:

“(i) the Close of Business on December 31, 2005 (the “Final Expiration Date”),”

2.	Effectiveness.

This Amendment shall be deemed effective as of the date hereof as if executed by both parties hereto on such date. Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

3.	Miscellaneous.

This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state. This Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, illegal, or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date set forth above.

LUCENT TECHNOLOGIES INC.

By: /s/Michael C. Keefe

Name: Michael C. Keefe

Title: Law Vice President and Assistant Secretary

THE BANK OF NEW YORK

By:/s/ James F. Kiszka

Name: James F. Kiszka

Title: Vice President